CATG - Art Incorp

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Frederick Bauman
6228 Dartle Street
Las Vegas, NV 89130, USA

Work Order #: W2020091101292
September 10, 2020
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 23916

Charges

Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Business Entity Copies Request	20200906021	9/10/2020 4:04:00 PM	Approved	1	$34.00	$34.00
Total						$34.00

Payments

Type	Description	Payment Status	Amount
Credit Card	59986436911461714030 56	Success	$34.00
Total			$34.00

Credit Balance: $0.00

Frederick Bauman
6228 Dartle Street
Las Vegas, NV 89130, USA

090201

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0183342009-3
Barbara K. Cegavske	Filing Number 20170173316-31
Secretary of State	Filed On 04/21/2017
State Of Nevada	Number of Pages 1

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CHINA BILINGUAL TECHNOLOGY & EDUCATION GROUP INC.

2. The articles have been amended as follows: (provide article numbers, if available)

The name of the corporation shall hereafter be changed from CHINA BILINGUAL TECHNOLOGY & EDUCATION GROUP, INC. to CAPSTONE TECHNOLOGIES GROUP, INC. effective April 21, 2017 pursuant to the majority vote of the shareholders.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

4. Effective date and time of filing: (optional) Date: 04/21/2017 Time: 5PM EST

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Reset

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0183342009-3
Barbara K. Cegavske	Filing Number 20160457019-35
Secretary of State	Filed On 10/18/2016
State Of Nevada	Number of Pages 1

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CHINA BILINGUAL TECHNOLOGY & EDUCATION GROUP INC

2. The articles have been amended as follows: (provide article numbers, if available)

That the articles be amended so that the authorized common shares are to be increased to: 500,000,000 at a par value of $0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: unaimous

4. Effective date and time of filing: (optional) Date: 9/28/16 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

090704

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0183342009-3
Barbara K. Cegavske	Filing Number 20160428763-39
Secretary of State State Of Nevada	Filed On 09/26/2016
	Number of Pages 1

Certificate of Amendment by Custodian

(PURSUANT TO NRS 78.347)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation Filed by Custodian (Pursuant to NRS 78.347)

1. Name of corporation:

CHINA BILINGUAL TECHNOLOGY & EDUCATION GROUP INC.

2. Any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations or convictions concerning the custodian and any affiliate of the custodian are disclosed as follows:

3. Custodian Statement:

Reasonable attempts were made to contact the officers or directors of the corporation to request that the corporation comply with corporate formalities and to continue its business. I am continuing the business and attempting to further the interests of the shareholders. I will reinstate or maintain the corporate charter.

4. Custodian Signature:

Adam Tracy
Name of Custodian

X [signature]
Authorized Signature of Custodian

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090503

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0183342009-3
Barbara K. Cegavske	Filing Number 20160428764-40
Secretary of State State Of Nevada	Filed On 09/26/2016
	Number of Pages 6

Certificate to Accompany Restated Articles or Amended and Restated Articles
(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation

(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)

(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

CHINA BILINGUAL TECHNOLOGY & EDUCATION GROUP INC

2. The articles are: (mark only one box) ☐ **Restated** ☒ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☐ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☒ Articles have been added.

☒ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

4. Effective date and time of filing: (optional) Date: 9·19·16 Time:
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
CHINA BILINGUAL TECHNOLOGY & EDUCATION GROUP INC.

ARTICLE I

The name of the corporation shall be China Bilingual Technology & Education Group Inc. (the "Corporation").

ARTICLE II

The period of its duration shall be perpetual.

ARTICLE III

The Corporation is organized purpose of conducting any lawful business for which a corporation may be organized under the laws of the State of Nevada.

ARTICLE IV

The aggregate number of shares that the Corporation will have authority to issue is Seventy Five Million (75,000,000) shares will be Common Stock, with a par value of $0.001 per share. Shares of any class of common stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(i) designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

(ii) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(iii) alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares;

(iv) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series;

(v) determine the dividend rate on the shares of any class of shares or series of shares, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that class of shares or series of shares;

(vi) determine whether that class of shares or series of shares will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii) determine whether that class of shares or series of shares will have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors determines;

(viii) determine whether or not the shares of that class of shares or series of shares will be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(ix) determine whether that class of shares or series of shares will have a sinking fund for the redemption or purchase of shares of that class of shares or series of shares and, if so, the terms and amount of such sinking fund;

(x) determine the rights of the shares of that class of shares or series of shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class of shares or series of shares; and

(xi) determine any other relative rights, preferences and limitations of that class of shares or series of shares.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto shall be vested in the common stock. Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

ARTICLE V

Provisions for the regulation of the internal affairs of the Corporation will be contained in its Bylaws as adopted by the Board of Directors. The number of Directors of the Corporation shall be fixed by its Bylaws.

ARTICLE VI

The Corporation shall indemnify any person against expenses, including without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, in all circumstances in which, and to the extent that, such indemnification is permitted and provided for by the laws of the State of Nevada then in effect.

ARTICLE VII

To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes as the same exists or may hereafter be amended, an officer or director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages.

ARTICLE VIII

The Corporation expressly elects not to be governed by or be subject to the provisions of sections 78.378 through 78.3793 of the Nevada Revised Statutes or any similar or successor statutes adopted by any state which may be deemed to apply to the Corporation from time to time.

ARTICLE IX

Pursuant to the Order of the District Court of Clark County, Nevada entered July 5, 2016 in the cause known as In the Matter of China Bilingual Technology & Education Group Inc., cause no. A-16-7370065-P a copy of which is attached as Annex A hereto, (the "Order") and incorporated by reference herein, the Petitioner in said case, Barton Hollow Limited Liability Co., a Nevada limited liability company, was appointed custodian of the Corporation. As required under the Order, and pursuant to NRS 78.347(4), Barton Hollow Limited Liability Co., states as follows:

A. Neither Barton Hollow Limited Liability Co., nor its affiliates or subsidiaries have been found to have violated, or otherwise been convicted of, any criminal, administrative, civil or Financial Industry Regulatory Authority, or Securities and Exchange Commission, regulation or statute;

B. Barton Hollow Limited Liability Co made various unsuccessful attempts, including March 21, 2016, to contact the last known officers and directors of China Bilingual Technology & Education Group Inc. to demand that the corporation comply with corporate formalities and to continue its business;

C. Barton Hollow Limited Liability Co is now actively pursuing the business of China Bilingual Technology & Education Group Inc. in an effort to further the interest of its stockholders;

D. Pursuant to the Order, Barton Hollow Limited Liability Co was required to reinstate the corporate charter of China Bilingual Technology & Education Group Inc. and has done so effective as of July 5, 2016

SIGNATURE

The undersigned hereby certifies on behalf of CHINA BILINGUAL TECHNOLOGY & EDUCATION GROUP INC, a corporation duly organized and existing under the laws of the State of Nevada (the "Corporation") that:

1. The undersigned is the President and Secretary, respectively, of the Corporation.

2. The foregoing Amended and Restated Articles of Incorporation have been duly approved by a majority vote of the Board of Directors.

3 The foregoing Amended and Restated Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with Nevada Corporations Code.

I further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of our own knowledge.

IN WITNESS WHEREOF, the undersigned officers have signed this Amended and Restated Articles of Incorporation this 5th day of July, 2016

By: Barton Hollow, LLC as Custodian of China Bilingual Technology & Education Group Inc.
Name: Adam S. Tracy
Its; Managing Member
Title: President

By: Barton Hollow, LLC as Custodian of China Bilingual Technology & Education Group Inc.
Name: Adam S. Tracy
Its; Managing Member
Title: Secretary

Sworn to before me this 5th day of July, 2016

Notary Public

OFFICIAL SEAL
MEGAN M RUETTIGER
Notary Public - State of Illinois
My Commission Expires Oct 30, 2016

140101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 1

Filed in the Office of	Business Number E0290692010-7
	Filing Number 20100485173-71
Secretary of State	Filed On 06/30/2010
State Of Nevada	Number of Pages 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x11" blank sheet containing the required information for each additional entity.

China Bilingual Education Inc.
Name of merging entity

Nevada
Jurisdiction | Entity type *

Name of merging entity

Jurisdiction | Entity type *

Name of merging entity

Jurisdiction | Entity type *

Name of merging entity

Jurisdiction | Entity type *

and,

Designer Export, Inc.
Name of surviving entity

Nevada
Jurisdiction | Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor In the merger - NRS 92A.1 90):

Attn:

c/o:

3) (Choose one)

☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Designer Export, Inc.

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

China Bilingual Education Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

The name of the corporation is China Bilingual Technology & Education Group Inc.

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

China Bilingual Education Inc.
Name of merging entity

X [signature]
Signature — Chief Executive Officer Title — Date

Urszula Dorota Paszko

Name of merging entity

X
Signature — Title — Date

Name of merging entity

X
Signature — Title — Date

Name of merging entity

X
Signature — Title — Date

Designer Export, Inc.
Name of surviving entity

X [signature]
Signature — Chief Executive Officer Title — Date

Urszula Dorota Paszko

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0183342009-3
	Filing Number 20090321579-88
Secretary of State	Filed On 03/31/2009
State Of Nevada	Number of Pages 1

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Designer Export, Inc.
2. Registered Agent for Service of Process: (check only one box)	(●) Commercial Registered Agent: InCorp Services, Inc. Name ( ) Noncommercial Registered Agent (name and address below) **OR** ( ) Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity Street Address — City — Nevada — Zip Code Mailing Address (if different from street address) — City — Nevada — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	*Number of shares with par value:* 75,000,000 — Par value per share: $ 0.0010 — *Number of shares without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Yauheni Rabok Name 375 N. Stephanie St. · Suite 1411 — Henderson — NV — 89014-8909 Street Address — City — State — Zip Code 2) N/A Name 375 N. Stephanie St. · Suite 1411 — Henderson — NV — 89014-8909 Street Address — City — State — Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Any Legal Purpose
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Doug Ansell on behalf of InCorp Services, Inc. — X [signature] Name — Incorporator Signature 375 N. Stephanie St. · Suite 1411 — Henderson — NV — 89014-8909 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] — March 19, 2009 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.